Exhibit 21
                      SUBSIDIARIES OF RIVER VALLEY BANCORP


Subsidiaries  of River Valley  Bancorp:

                 Name                         Jurisdiction of Incorporation
         ----------------------------------   -----------------------------
         River Valley Financial Bank                    Federal

         Madison First Service Corporation              Indiana